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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                FEBRUARY 23, 1999
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)


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                          LOUISIANA-PACIFIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



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         DELAWARE                    1-7107                    93-0609074
 (STATE OF INCORPORATION)    (COMMISSION FILE NUMBER)         (IRS EMPLOYER
                                                          IDENTIFICATION NUMBER)


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                  111 S.W. FIFTH AVENUE, PORTLAND, OREGON 97204
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


                                 (503) 221-0800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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Item 2.  Acquisition or Disposition of Assets.

         On February 23, 1999, Striper Acquisition, Inc. ("Purchaser"), a wholly owned subsidiary of Louisiana-Pacific Corporation ("Louisiana-Pacific"), completed a tender offer (the "Offer") for all outstanding shares of common stock ("Shares") of ABT Building Products Corporation ("ABT"), at $15.00 per Share in cash (the "Offer Consideration"). Purchaser acquired approximately 98.6% of the outstanding Shares in the Offer.

         On February 25, 1999, Purchaser merged with and into ABT (the "Merger"). At the effective time of the Merger, (i) each previously outstanding Share, other than Shares owned by Louisiana-Pacific or ABT or any subsidiary of Louisiana-Pacific or ABT, was converted into the right to receive $15.00 in cash (the "Merger Consideration"), subject to the right of holders of Shares to seek an appraisal of the fair value of their Shares pursuant to Section 262 of the Delaware General Corporation Law, (ii) all Shares owned by Louisiana-Pacific or ABT or any subsidiary of Louisiana-Pacific or ABT were canceled, and (iii) ABT became a wholly owned subsidiary of Louisiana-Pacific.

         The Offer and the Merger were effected pursuant to an Agreement and Plan of Merger, dated as of January 19, 1999, among Louisiana-Pacific, Purchaser and ABT (the "Merger Agreement"). Concurrently with the execution and delivery of the Merger Agreement, Louisiana-Pacific and certain stockholders of ABT (who in the aggregate owned approximately 46.4% of the outstanding Shares) entered into a Stockholder Agreement pursuant to which, among other things, such stockholders agreed to tender their Shares into the Offer. The Merger Agreement and the Stockholder Agreement are filed as Exhibits 2.1 and 2.2, respectively, to this report.

         The Offer Consideration and the Merger Consideration were determined through arm's-length negotiations between representatives of Louisiana-Pacific and representatives of ABT. The total amount payable in respect of the Shares purchased in the Offer and converted in the Merger is approximately $160.1 million. Funding of such amount, together with other amounts payable in connection with the Offer and the Merger (including approximately $48.4 million payable in respect of certain indebtedness of ABT and approximately $12.7 million payable in connection with the cancellation of certain options to purchase Shares), was provided from Louisiana-Pacific's and ABT's available cash, together with borrowings under a credit agreement among Louisiana-Pacific, Bank of America National Trust and Savings Association and certain other financial institutions.

         ABT manufactures exterior hardboard and vinyl siding and accessories and specialty building products. ABT's tangible assets include land, buildings and improvements, machinery and equipment and furniture and fixtures. Louisiana-Pacific presently intends, in general, to continue using such assets in the conduct of ABT's business.

Item 5.  Other Events.

         Louisiana-Pacific's 1999 Annual Meeting of Stockholders will be held on Monday, May 10, 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) and (b)  Not applicable.

         (c)  The following exhibits are filed herewith:

2.1 Agreement and Plan of Merger, dated as of January 19, 1999, by and among ABT, Louisiana-Pacific and Purchaser (incorporated herein by reference to Exhibit (c)(1) of the Schedule 14D-1 filed by Louisiana-Pacific on January 25, 1999).

2.2 Stockholder Agreement, dated as of January 19, 1999, by and among Louisiana-Pacific, Purchaser, Kohlberg Associates, LP, KABT Acquisition Company, LP, and George T. Brophy (incorporated herein by reference to Exhibit (c)(2) of the Schedule 14D-1 filed by Louisiana-Pacific on January 25, 1999).


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LOUISIANA-PACIFIC CORPORATION



                                       By: /s/ Gary C. Wilkerson
                                          --------------------------------------
                                          Gary C. Wilkerson
                                          Vice President and General Counsel


Date:    March 5, 1999